SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
              Securities and Exchange Act of 1934



                          May 21, 1999
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        Date of Report (Date of earliest event reported)


              AMERICAN RESOURCES OF DELAWARE, INC.
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     (Exact name of Registrant as specified in its charter)


                            Delaware
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         (State or other jurisdiction of incorporation)


         0-21472                          86-0713506
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 (Commission File Number)     (IRS Employer Identification No.)

     160 Morgan Street
     P. O. Box 87
     Versailles, Kentucky                          40383
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(Address of principal executive offices)         (Zip Code)


                          (606) 873-5455
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      (Registrant's Telephone Number, including Area Code)


                         Not Applicable
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 (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.  Not Applicable.

Item 2. Acquisition or Disposition of Assets. The registrant entered into a letter of intent with Blue Dolphin Exploration Company ("BDEX") for the sale to BDEX of a 75% ownership interest of the Registrant through the issuance of new shares. Concurrently with and as a condition precedent to the transaction, the Registrant will dispose of all of its Appalachian assets to an undetermined third party as well as 80% of its interest in its Gulf of Mexico assets to a third party designated by BDEX. After closing, the primary assets of the Registrant will consist of 20% of the Gulf of Mexico assets. The letter of intent is attached hereto as Exhibit 10.97.

     The total purchase price for the Registrant stock and 80% of the Registrant's Gulf of Mexico assets is $33.75 million and consists of approximately $5.3 million in cash, subject to adjustments for operations of the Registrant from the effective date and the results of due diligence. As a further condition to the Closing, the Registrant must demonstrate to BDEX that all debts and obligations of the Registrant as of December 31, 1998 have been satisfied. In order to assure that the Registrant's representations will be accurate post closing, BDEX will acquire in excess of $21 million of secured indebtedness from the Registrant's primary lenders. At a post-closing date to be determined, the Registrant's indebtedness will be cancelled once BDEX has confirmed that the Registrant has complied fully with its representations, warranties and obligations. There are no assurances the Registrant will be able to satisfy this requirement; and in that event, BDEX would have the right to enforce the secured indebtedness. The proceeds from the sale to BDEX and third parties will be used primarily to retire secured indebtedness of the Registrant.

     The effective date of the transaction will be January 1, 1999. The parties are currently performing due diligence and negotiating a definitive agreement which is expected to be executed by mid-June, with closing to occur during the third quarter of this year.

Item 3.   Bankruptcy Receivership.  Not Applicable.

Item 4.   Change in Registrant's Certified Accountant.
          Not Applicable.

Item 5.   Other Events.

Item 6.   Resignation of Registrant's Directors.  Not Applicable.


                                2


Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements.  Not applicable.

          (b)  Pro Forma Financial Information.  Not applicable.

          (c)  Exhibits.

               Exhibit 10.97  Letter of intent dated May 21, 1999
                              between Blue Dolphin Exploration
                              Company and American Resources
                              Offshore, Inc.


                                3


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN RESOURCES OFFSHORE, INC.



                              By: /s/Ralph A. Currie
                                 ------------------------------
                                   Ralph A. Currie

                              Its: Chief Financial Officer

Dated:   June 7, 1999
       --------------



                                4



American Resources Offshore, Inc.
May 21, 1999
Page 1


                          May 21, 1999


AMERICAN RESOURCES OFFSHORE, INC.
160 Morgan Street
Versailles, KY 40383

Gentlemen:

The purpose of this letter (this "Letter of Intent") is to set forth certain non-binding understandings and certain binding agreements between Blue Dolphin Exploration Company ("BDEX"), a Delaware corporation, and American Resources Offshore, Inc. ("ARO"), a Delaware corporation, with respect to the possible acquisition (the "Possible Acquisition") of certain shares of capital stock, and assets of ARO, on the terms set forth below.

The following numbered paragraphs of this Letter of Intent (collectively, the "Non-binding Provisions") reflect our mutual understanding of the matters described in them, but BDEX and ARO each acknowledge that the Non-binding Provisions are not intended to create or constitute any legally binding obligation between them and neither BDEX nor ARO shall have any liability to the other with respect to the Non-binding Provisions until a fully integrated, definitive agreement (the "Definitive Agreement"), and other related documents, are prepared, authorized, executed and delivered by and between BDEX and ARO. In this Letter of Intent, ARO and BDEX are sometimes referred to as the "Parties".

PART ONE

To facilitate the negotiation of a Definitive Agreement, the Parties request that BDEX's counsel prepare an initial draft thereof. The execution of any such Definitive Agreement would be subject to the satisfactory completion of BDEX's ongoing investigation of ARO's business, and would also be subject to approval by the respective Parties' board of directors. Based on the information currently known to BDEX, it is proposed that the Definitive Agreement include the following terms:

1.   BASIC TRANSACTION.  ARO is authorized to issue 50,000,000
     -----------------
     shares of $.00001 par value common stock and 3,000,000 shares of preferred stock, of which 10,420,000 common shares and 230,000 shares of preferred stock are issued and outstanding. ARO will take such action to convert the preferred stock of its officers and directors to common stock, to enable BDEX to have a 75% ownership interest in ARO upon the completion of the transactions contemplated herein (the "Shares"). BDEX shall be entitled to anti-dilutive rights in the event any preferred shares, warrants or options issued by ARO prior to the Closing remain outstanding and have not been cancelled pursuant to Article 3 b. The parties intend that the closing of the proposed transaction will occur on or before September 30, 1999 (the "Closing") with an effective date of January 1, 1999 (the "Effective Date"). ARO shall provide corporate managerial services to BDEX for a period of eighteen (18) months from the date of Closing, for a monthly fee of thirty five thousand dollars ($35,000).


American Resources Offshore, Inc.
May 21, 1999
Page 2


2.   PURCHASE-PRICE.  Based on the information known to BDEX on
     --------------
     the date hereof, the purchase price for (i) the Shares, and
     (ii) 80% of ARO's interest in the offshore Gulf Coast properties, will be Thirty Three Million Seven Hundred Fifty Thousand Dollars ($33,750,000), less Net Revenues received for production from the effective date to the date of Closing, as defined Exhibit "A". It is understood that BDEX shall have no obligations with regard to the acquisition or disposition of the ARO Appalachian properties.

3.   OTHER TERMS.  At or prior to the Closing:
     -----------

     a. ARO shall take all appropriate action to have fully satisfied and been released from all monetary obligations (excluding obligations to ARO's bank and TECO Oil & Gas, Inc. ("TECO"), which are being assigned to BDEX), including but not limited to (i) accounts payable, and joint interest billings, (except for those arising in the ordinary course of business from the effective date until Closing and as to which purchase price adjustments are made), or those incurred with written approval of BDEX, (ii) all employment agreements, and (iii) office lease agreements.

     b. Existing Management and Board Members shall agree to a voting trust to support the terms and conditions of the transaction contemplated herein and terminate any options or warrants issued to them by ARO.

     c. ARO shall take all appropriate action to divest itself of all Appalachian assets and dissolve all subsidiaries prior to the Closing.

     d. Separate assignments in favor of BDEX executed by TECO and ARO's bank of their respective claims, contract rights and security interests as to ARO are to be delivered to BDEX. The Definitive Agreement would provide for BDEX to release the assigned rights at a point sufficiently subsequent to the Closing to enable BDEX to confirm that ARO has complied fully with its representations, warranties and obligations under the Definitive Agreement provided that a material breach has not occurred.

     e. BDEX agrees that production marketing positions listed in Exhibit "B" entered into by ARO since the Effective Date shall be deemed to be in the ordinary course of
          business.   ARO agrees that any production marketing
          positions not listed on Exhibit "B" shall not be deemed to be in the ordinary course of business and that BDEX shall have no responsibility whatsoever therefore, and that the settlement costs for such positions shall not be made from the Net Revenues attributable to the period from the Effective Date to the Closing.

     f. ARO shall notify BDEX of any authority for expenditures ("AFE") received by ARO, and ARO shall attempt to farmout on best terms, failing which it shall not consent to the AFE unless (i) it receives written consent and approval from BDEX, or (ii) ARO's Bank advances the necessary capital to fund the AFE. If BDEX approves the AFE it shall advance the necessary capital to fund the AFE and shall be entitled to a first lien on the assets to secure repayment of this advance. The property which is the subject matter of the AFE shall be deemed to be included as property to be conveyed (as described below), to Fidelity Oil Holdings, Inc. ("Fidelity"), or owned by the surviving entity without any additional compensation.

     g. ARO shall immediately take steps to terminate its joint venture agreements with Houston Energy on terms and conditions agreed to and approved by BDEX.


American Resources Offshore, Inc.
May 21, 1999
Page 3


IN CONNECTION WITH THE CLOSING, 80% OF THE OFFSHORE GULF COAST
PROPERTIES OF ARO, AS DESCRIBED IN PARAGRAPH 2. (II), WILL BE
ASSIGNED TO FIDELITY WITH AN EFFECTIVE DATE OF JANUARY 1, 1999,
FOR NO ADDITIONAL CONSIDERATION TO ARO.

4.   DEFINITIVE AGREEMENT.  ARO will make comprehensive
     --------------------
     representations and warranties to BDEX, and will provide comprehensive covenants, indemnities and other protections for the benefit of BDEX. If a Definitive Agreement is not executed by June 15, 1999, or the Parties have not extended this Letter of Intent by mutual agreement in writing, this Letter of Intent shall automatically expire as of June 15, 1999, at 5:00 P.M. Central Daylight Time. The consummation of the contemplated transaction by BDEX would be subject to the satisfaction of various conditions, including, but not limited to:

     a. ARO has no knowledge of any Environmental Liability relating to or arising out of the companies' assets except as disclosed at or prior to the Effective Date. This warranty shall not apply to (a) any liability relating to the (i) plugging and abandonment of wells and (ii) associated site restoration (except to the extent that it involves the removal of Hazardous Substances therefrom); or (b) each individual claim in respect of Environmental Liability of less than $25,000 up to a maximum aggregate of $250,000.

     b. A limited warranty to the effect that there are no title defects, liens, claims, or encumbrances occurring by, through or under ARO or any of its subsidiaries, or relating to events or actions which occurred prior to Closing, which would have a material adverse effect on the value of the companies' assets, but with full substitution and subrogation of BDEX in and to all representations and warranties of every kind and character heretofore given or made to ARO or its subsidiaries and their predecessors in title by others with respect thereto.

     c. BDEX will perform standard due diligence to: (i) confirm the oil and gas reserve report information provided to BDEX by ARO, (ii) confirm the accuracy of the title to the properties owned by ARO as represented in said reserve reports, and (iii) determine the financial condition and pending legal matters of ARO.

The Definitive Agreement will contain default and remedy provisions typical of a transaction of this type.

PART TWO

The following paragraphs of this letter (the "Binding
Provisions") are the legally binding and enforceable agreements of BDEX and ARO.

1.   ACCESS.  During the period from the date this letter is
     ------
     signed by ARO (the "Signing Date") until the date on which either Party provides the other Party with written notice that negotiations toward a Definitive Agreement are terminated (the "Termination Date"), ARO will afford BDEX full and free access to ARO, its personnel, properties, contracts, books and records, and all other documents and data.

2.   EXCLUSIVE DEALING.  Until the later of (i)  (90) days after
     -----------------
     the, Signing Date or (ii) the Termination Date:

     a. ARO will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of the Shares, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than in the ordinary course). Notwithstanding the foregoing, BDEX's exclusive rights shall terminate prior to the end of the ninety day



American Resources Offshore, Inc.
May 21, 1999
Page 4


          period if during such period ARO receives an unsolicited offer and ARO's Board of Directors determines in good faith, based on the advice of outside counsel, that its failure to accept such an unsolicited offer would constitute a breach of the Board of Directors' fiduciary duty; and

     b. ARO will immediately notify the BDEX regarding any contact between ARO and their respective representatives and any other person regarding any such offer or proposal or any related inquiry.

3.   CONDUCT OF BUSINESS.  During the period from the Signing
     -------------------
     Date until the Termination Date, ARO shall operate its business in the ordinary course and shall refrain from any extraordinary transactions.

4.   CONFIDENTIALITY.  Except as and to the extent required by
     ---------------
law, BDEX will not disclose or use, and will direct its representatives not to disclose or use any Confidential Information (as defined below) with respect to ARO furnished, or to be furnished, by either ARO or their respective representatives to BDEX or its representatives at any time or in any manner to top lease any ARO oil and gas leases.
"Confidential Information" means seismic data, well logs, and lease title information, unless (a) such information is already known to BDEX or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of BDEX or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Possible Acquisition, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings or negotiations with any creditor of ARO. The provisions of this section supercede any prior agreement between the parties pertaining to confidentiality matters. Upon the written request of ARO, BDEX will promptly return to ARO or destroy any Confidential Information in its possession and certify in writing to ARO that it has done so.

5.   DISCLOSURE.  Except as and to the extent required by law,
     ----------
     without the prior written consent of the other Party, neither BDEX nor ARO will, and each will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the Parties or any of the terms, conditions, or other aspects of the transaction proposed in this letter.
     If a Party is required by law to make any such disclosure, it must first provide to the other Party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

6.   COSTS.  BDEX and ARO be responsible for and bear all of its
     -----
     own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the Possible Acquisition. Notwithstanding the preceding sentence, BDEX will pay one half and ARO will pay one-half of the HSR Act filing fee, if applicable.

7.   CONSENTS.  During the period from the Signing Date until the
     --------
     Termination Date, BDEX and ARO will cooperate with each other and proceed, as promptly as is reasonably practical, to prepare and to file the notifications required by the HSR Act, if applicable.

8.   ENTIRE AGREEMENT.  The Binding Provisions constitute the
     ----------------
     entire agreement between the parties, and supersede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, the Binding Provisions may be amended or modified only by a writing executed by all of the parties.

9.   GOVERNING LAW.  The Binding Provisions will be governed by
     -------------
     and construed under the laws of the State of Delaware without regard to conflicts of laws principles.


American Resources Offshore, Inc.
May 21, 1999
Page 5


10.  JURISDICTION - SERVICE OF PROCESS.  Any action or proceeding
     ---------------------------------
     seeking to enforce any provision of, or based on any right arising out of, this Letter may be brought against any of the parties in the courts of the State of Delaware and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.  TERMINATION.  The Binding Provisions will automatically
     -----------
     terminate on June 15 1999 and may be terminated earlier upon written notice by either party to the other party unilaterally, for any reason or no reason, with or without cause, at any time; provided, however, that the termination of the Binding Provisions will not affect the liability of a party for breach of any of the Binding Provisions prior to the termination. Upon termination of the Binding Provisions, the parties will have no further obligations hereunder, except as stated in Paragraphs 2, 3, 5, 7, 9, 10, 11, 12, 13 and 14 of this Part Two, which will survive any such termination.

12.  COUNTERPARTS.  This Letter may be executed in one or more
     ------------
     counterparts, each of which will be deemed to be an original copy of this Letter and all of which, when taken together, will be deemed to constitute one and the same agreement.

13.  NO LIABILITY.  The paragraphs and provisions of Part One of
     ------------
     this letter do not constitute and will not give rise to any legally binding obligation on the part of any of the Parties. Moreover, except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the Parties may enter into in the future), no past or future action, course of conduct, or failure to act relating to the Possible Acquisition, or relating to the negotiation of the terms of the Possible Acquisition or any Definitive Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the Parties.

If you are in agreement with the foregoing, please sign and return one copy of this letter agreement, which thereupon will constitute our agreement with respect to its subject matter.

                              Yours truly,

                              BLUE DOLPHIN EXPLORATION
                               COMPANY


                              By:  /s/John P. Atwood
                                  ----------------------------
                                 John P. Atwood
                                 Vice President, Finance &
                                 Corporate Development


American Resources Offshore, Inc.
May 21, 1999
Page 6


Duly executed and agreed as to the Binding Provisions on this 21st day of May, 1999.


                              AMERICAN RESOURCES OFFSHORE,
                              INC.


                              By:  /s/Rick G. Avare
                                  ----------------------------
                              Name:  Rick G. Avare
                              Title:    President & C.E.O.

                           Exhibit "A"


Net Revenue shall be defined as:

gross revenues from oil and gas sales, process revenues and other sources of revenue that are attributable to the period commencing on January 1, 1999 through the Closing Date, attributable to the Gulf Coast offshore properties; less the items set forth in (i) through (iii) costs for additions to property and equipment (including, without limitation, drilling costs) attributable to the period commencing on January 1, 1999 through the Closing Date, attributable to the Gulf Coast offshore properties, incurred in the ordinary course of the business of managing oil and gas properties; plus lease operating expenses attributable to the period commencing on January 1, 1999 through the Closing Date, attributable to the Gulf Coast offshore properties; plus reasonable general and administrative expenses (including the expense of maintaining ARO's exploration joint ventures with Houston Energy, subject to termination instructions in Article 3
g. of the Letter Agreement to which this Exhibit "A" is attached.) attributable to the period commencing on January 1, 1999 through the Closing Date, that are allocable to the Gulf Coast offshore properties using a reasonable allocation method.
                           Exhibit "B"

AMERICAN RESOURCES OFFSHORE, INC.

Gas Marketing Agreements




     FORWARD SALE CONTRACTS
                                        CONTRACT
MONTHS              VOLUME              PRICE

June 1999           600,000             1.8700
July 1999           620,000             1.9000
August 1999         620,000             1.9250

                    1,840,000

September 1999      300,000             2.1900
October 1999        310,000             2.2150

                    610,000



COVERED CALL OPTIONS

March 1999 to       10,000 per day      2.7500
February 2001

BLUE DOLPHIN EXPLORATION COMPANY